UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/04/2009

DESTINATION MATERNITY CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:  0-21196

Delaware	13-3045573
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

456 North 5th Street
Philadelphia, PA 19123
(Address of principal executive offices, including zip code)

(215) 873-2200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

Dan W. Matthias Letter Agreement

As first reported on the Current Report on Form 8-K filed on October 1, 2008, in connection with Dan W. Matthias' retirement as Chief Executive Officer of Destination Maternity Corporation (the "Company"), the Company and Mr. Matthias entered into a Transition Agreement dated September 26, 2008 (the "D. Matthias Transition Agreement"). On November 6, 2009, Mr. Matthias entered into a letter agreement (the "Matthias Letter Agreement") with the Company which confirmed that Mr. Matthias will not seek re-election to the Company's Board of Directors (the "Board") at the 2010 Annual Meeting. In consideration for this agreement, the Company agreed for purposes of Section 2.1 of the D. Matthias Transition Agreement, to treat Mr. Matthias as though he had sought re-election to the Board, but nonetheless had not been re-elected. The Matthias Letter Agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Crescendo Partners Letter Agreement

On November 6, 2009, the Company entered into a letter agreement (the "Crescendo Letter Agreement") with Crescendo Partners II, L.P. and certain of its affiliates (the "Crescendo Parties"). The Crescendo Parties own in the aggregate approximately 11.4% of the Company's outstanding shares. The Crescendo Letter Agreement sets forth the parties' agreements and understandings concerning the nomination and election of the Board and limitations on the removal of members of the Board. The Crescendo Letter Agreement is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Rebecca C. Matthias Transition Agreement

On November 6, 2009, the Company announced the retirement of Rebecca C. Matthias as President and Chief Creative Officer of the Company effective June 15, 2010. In connection with Mrs. Matthias' retirement, the Company entered into a Transition Agreement (the "R. Matthias Transition Agreement") with Mrs. Matthias on November 6, 2009 (the "Effective Date"). The R. Matthias Transition Agreement, which expires on September 30, 2012, provides that Mrs. Matthias will be a full-time employee of the Company until June 15, 2010 (the "Transition Date"). Following the Transition Date, Mrs. Matthias agrees to serve the Company as a part-time employee until September 30, 2010, the end of the 2010 fiscal year (the "Termination Date") at which point Mrs. Matthias' employment with the Company will terminate. Following the Termination Date and through September 30, 2012 (the "Consultancy Period"), Mrs. Matthias agrees to make herself available to the Company on a limited basis for strategic planning, merchandising, public relations, publicity and other matters as requested by the Company's Chief Executive Officer.

In consideration of the services described above, the Company will pay Mrs. Matthias: (i) a base salary at an annualized rate of $571,731 from the Effective Date through the Transition Date; (ii) a base salary at an annualized rate of $114,346 from the Transition Date to the Termination Date, and (iii) certain fringe benefits which will continue through the Termination Date. The R. Matthias Transition Agreement also provides that Mrs. Matthias will be eligible for a pro-rata cash bonus under the Company's Management Incentive Program for the 2010 fiscal year. In addition, the final tranche of the stock option granted to Mrs. Matthias by the Company on November 28, 2005 and any restricted shares issued to her by the Company in respect of 2009 fiscal year performance will vest on the Termination Date. Mrs. Matthias agrees to forego receipt of 50% of any restricted shares otherwise issuable to her by the Company in respect of 2009 fiscal year performance. Mrs. Matthias also agrees that she will not be entitled to any further equity grants from the Company in her capacity as an employee of the Company. The R. Matthias Transition Agreement also terminates Mrs. Matthias' right under her employment agreement to elect a cashout of her vested stock options upon termination of employment.

As first reported on the Current Report on Form 8-K filed March 8, 2007, the Company and Mrs. Matthias are parties to a Supplemental Retirement Agreement (the "SERP"), which provides Mrs. Matthias with supplemental retirement benefits upon her cessation of service with the Company. The R. Matthias Transition Agreement provides that, for purposes of determining the extent to which the SERP will vest, she will be credited with having served during the 2010 fiscal year on a full-time basis, even though she will be employed on a part-time basis during the last several months of the 2010 fiscal year. Pursuant to the R. Matthias Transition Agreement, Mrs. Matthias will receive a lump sum payment under the SERP on December 16, 2010 of approximately $4.2 million, which is approximately the same amount she would have received under the SERP had she remained employed with the Company on a full-time basis through the end of the 2010 fiscal year. As of October 1, 2009, the benefit payable to Mrs. Matthias under the SERP was approximately $3.5 million. If Mrs. Matthias had remained employed with the Company on a full-time basis through October 1, 2010, the benefit payable to Mrs. Matthias under the SERP would have then been approximately $4.3 million. As a result of the modification to the SERP, the Company expects to incur a pre-tax charge of approximately $0.9 million in the first quarter of fiscal 2010.

The R. Matthias Transition Agreement also provides for certain restrictive covenants set forth in Mrs. Matthias' employment agreement to continue in effect until two years after the end of the Consultancy Period. Finally, Mrs. Matthias also agrees, upon request of the Company, to release the Company from all claims, subject to customary exceptions. The R. Matthias Transition Agreement is filed herewith as Exhibit 10.3 and is incorporated herein by reference.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 4, 2009, the Board voted to amend the Company's Amended and Restated By-laws (the "By-laws"), to become effective at the 2010 Annual Meeting, for the purpose of declassifying the Board, allowing for the provision of certain notices by electronic transmission and making certain other changes consistent therewith. The amendments are contained in Section 4 of ARTICLE I; Sections 2, 4, 5, 7 and 9 of ARTICLE II; and Section 3 of ARTICLE VI of the By-laws. A copy of the By-laws, as amended, is attached hereto as Exhibit 3.2.

Separately, the Board resolved that, contingent upon their respective re-election to the Board at the 2010 Annual Meeting of Stockholders, Elam M. Hitchner, III would be appointed as non-executive Chair of the Board, Anne T. Kavanagh would be appointed as Chair of the Board's Nominating and Corporate Governance Committee, and Arnaud Ajdler would be appointed as Chair of the Board's Compensation Committee.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

Ex No. 3.2 Amended and Restated By-laws of Destination Maternity Corporation to become effective at the 2010 Annual Meeting of Stockholders.

Ex No. 10.1 Letter Agreement dated November 6, 2009 between Destination Maternity Corporation and Dan W. Matthias.

Ex No. 10.2 Letter Agreement dated November 6, 2009 by and among Destination Maternity Corporation, Crescendo Partners II, L.P., Series K, Crescendo Investments II, LLC, Crescendo Partners III, L.P., and Crescendo Investments III, LLC.

Ex No. 10.3 Transition Agreement dated November 6, 2009 between Destination Maternity Corporation and Rebecca C. Matthias.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DESTINATION MATERNITY CORPORATION

Date: November 10, 2009	By:	/s/ Judd P. Tirnauer
Judd P. Tirnauer
Senior Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-3.2	Amended and Restated By-laws of Destination Maternity Corporation to become effective at the 2010 Annual Meeting of Stockholders.
EX-10.1	Letter Agreement dated November 6, 2009 between Destination Maternity Corporation and Dan W. Matthias.
EX-10.2
Letter Agreement dated November 6, 2009 by and among Destination Maternity Corporation, Crescendo Partners II, L.P., Series K, Crescendo Investments II, LLC, Crescendo Partners III, L.P., and Crescendo Investments III, LLC.

EX-10.3	Transition Agreement dated November 6, 2009 between Destination Maternity Corporation and Rebecca C. Matthias.